As filed with the Securities and Exchange Commission on October 13, 2004
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Murphy Oil Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2911	71-0361522
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 Peach Street P.O. Box 7000 El Dorado, AR 71731-7000 (870) 862-6411
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

MURPHY OIL CORPORATION 1992 STOCK INCENTIVE PLAN

MURPHY OIL CORPORATION STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
(Full Title of the Plans)

Steven A. Cossé, Esq. Senior Vice President and General Counsel 200 Peach Street Post Office Box 7000 El Dorado, AR 71731-7000
(Name and Address of Agent for Service) Telephone number, including area code, of agent for service: (870) 862-6411

Copy to: Barbara Nims, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4000

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered(1)	Amount to Be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Murphy Oil Corporation Common Stock, par value $1.00 per share	5,000,000 shares(4)	$84.15	$420,750,000	$53,309.03
(1)	This Registration Statement also pertains to Rights to Purchase one one-thousandth of a share of Series A Participating Cumulative Preferred Stock, par value $100.00 per share, of the Registrant (“the Rights”). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Murphy Oil Corporation Common Stock (“Common Stock”) and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued in respect of each share of Common Stock held subject to adjustment pursuant to anti-dilution provisions.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(3)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the registration fee, based on the average of the high and low prices of Common Stock being registered hereby on the New York Stock Exchange on October 11, 2004.
(4)	4,600,000 Shares of Common Stock are being registered for issuance under the 1992 Stock Incentive Plan and 400,000 shares of Common Stock are being registered for issuance under the Stock Plan for Non-Employee Directors.

PART I

Item 1. PLAN INFORMATION

      Not required to be filed with this Registration Statement.

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     Murphy Oil Corporation (the “Registrant”) hereby incorporates herein by reference the following documents filed pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) (1934 Act File No. 1-8590):

      (1) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003.

     (2) All documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment (i) which indicates that all securities offered herein have been sold or (ii) which deregisters all securities then remaining unsold.

     (3) The description of the Registrant’s common stock $1.00 par value (“Common Stock” or “Shares”) contained in the Registrant’s 1934 Act registration statement on Form 8-A dated September 12, 1989, filed with the Commission pursuant to the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

      Not applicable, see Item 3(3) above.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of plan interests offered hereby will be passed upon for the Registrant by Walter K. Compton, Esq., Manager, Law Department & Corporate Secretary of Murphy Oil Corporation. As of the date of this Registration Statement, the fair market value of securities of the Registrant, including options, beneficially owned by Mr. Compton exceeds $50,000.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant’s certificate of incorporation eliminates the liability of directors to the fullest extent permitted by Delaware law.

     Reference is made to section 145 of the DGCL which provides that a corporation may indemnify directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a “derivative action”)) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant’s certificate of incorporation provides for indemnification of its directors and officers, to the fullest extent permitted by Delaware law.

     In addition, the Registrant has purchased and maintains directors’ and officers’ liability insurance.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

Item 8. EXHIBITS

Exhibit Number	Exhibit

4.1	Certificate of Incorporation of the Registrant, as amended effective May 17, 2001 (filed as Exhibit 3.1 to the Registrant’s Form 10-Q report for the quarterly period ended June 30, 2001 (filed August 10, 2001, 1934 Act File No. 1-8590))*.

4.2	By-Laws of Registrant, as amended effective August 4, 2004 (filed as Exhibit 99.2 to the Registrant’s Form 8-K report (filed August 6, 2004, 1934 Act File No. 1-8590))*.

4.3	Rights Agreement dated as of December 6, 1989 between Murphy Oil Corporation and Harris Trust Company of New York, as Rights Agent, as amended effective April 15, 1999 (filed as Exhibit 4.3 to the Registrant’s Form 10-K for the year ended December 31, 1999 (1934 Act File No. 1-8590))*.

4.4	Amendment No. 1 to Rights Agreement (filed as Exhibit 3 to Form 8-A, Amendment No. 1, filed April 14, 1998 (1934 Act File No. 1-8590))*.

4.5	Amendment No. 2 to Rights Agreement (filed as Exhibit 4 to Form 8-A, Amendment No. 2, filed April 19, 1999 (1934 Act File No. 1-8590))*.

5.1	Opinion of Walter K. Compton, Esq.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Walter K. Compton, Esq. (included in Exhibit 5.1).

24	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Murphy Oil Corporation 1992 Stock Incentive Plan, as amended May 14, 1997, December 7, 1999 and May 14, 2003 (filed as Exhibit 10.1 of Murphy’s Form 10-Q for the quarterly period ended June 30, 2003 (1934 Act File No. 1-8590))*.

99.2	Murphy Oil Corporation Stock Plan for Non-Employee Directors (filed as Exhibit 10.4 of Murphy’s Form 10-K for the year ended December 31, 2003 (1934 Act File No. 1-8590))*.

*Incorporated herein by reference

Item 9. UNDERTAKINGS

      (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “1933 Act”);

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement;

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a)

or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado, State of Arkansas, on October 13, 2004.

MURPHY OIL CORPORATION

By:		/s/ Walter K. Compton

	Name:	Walter K. Compton
	Title:	Manager, Law Department & Corporate Secretary

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Steven A. Cossé and Walter K. Compton, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Murphy Oil Corporation to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney, has been executed by the following persons in the capacities indicated on October 13, 2004.

Signature	Title

/s/ William C. Nolan, Jr.	Chairman and Director

William C. Nolan, Jr.

/s/ Claiborne P. Deming	President and Chief Executive Officer and
Director (Principal Executive Officer)
Claiborne P. Deming

/s/ R. Madison Murphy	Director

R. Madison Murphy

/s/ Frank W. Blue	Director

Frank W. Blue

/s/ George S. Dembroski	Director

George S. Dembroski

/s/ Robert A. Hermes	Director

Robert A. Hermes

Signature	Title

/s/ Ivar B. Ramberg	Director

Ivar B. Ramberg

/s/ Neal E. Schmale

Neal E. Schmale	Director

/s/ David J.H. Smith	Director

David J.H. Smith

/s/ Caroline G. Theus	Director

Caroline G. Theus

/s/ Steven A. Cossé	Senior Vice President and General Counsel
(Principal Financial Officer)
Steven A. Cossé

/s/ John W. Eckart	Controller (Principal Accounting Officer)

John W. Eckart

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	Certificate of Incorporation of the Registrant, as amended effective May 17, 2001 (filed as Exhibit 3.1 to the Registrant’s Form 10-Q report for the quarterly period ended June 30, 2001 (filed August 10, 2001, 1934 Act File No. 1-8590))*.

4.2	By-Laws of Registrant, as amended effective August 4, 2004 (filed as Exhibit 99.2 to the Registrant’s Form 8-K report (filed August 6, 2004, 1934 Act File No. 1-8590))*.

4.3	Rights Agreement dated as of December 6, 1989 between Murphy Oil Corporation and Harris Trust Company of New York, as Rights Agent, as amended effective April 15, 1999 (filed as Exhibit 4.3 to the Registrant’s Form 10-K for the year ended December 31, 1999 (1934 Act File No. 1-8590))*.

4.4	Amendment No. 1 to Rights Agreement (filed as Exhibit 3 to Form 8-A, Amendment No. 1, filed April 14, 1998 (1934 Act File No. 1-8590))*.

4.5	Amendment No. 2 to Rights Agreement (filed as Exhibit 4 to Form 8-A, Amendment No. 2, filed April 19, 1999 (1934 Act File No. 1-8590))*.

5.1	Opinion of Walter K. Compton, Esq.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Walter K. Compton, Esq. (included in Exhibit 5.1).

24	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Murphy Oil Corporation 1992 Stock Incentive Plan, as amended May 14, 1997, December 7, 1999 and May 14, 2003 (filed as Exhibit 10.1 of Murphy’s Form 10-Q for the quarterly period ended June 30, 2003 (1934 Act File No. 1-8590))*.

99.2	Murphy Oil Corporation Stock Plan for Non-Employee Directors (filed as Exhibit 10.4 of Murphy’s Form 10-K for the year ended December 31, 2003 (1934 Act File No. 1-8590))*.

*Incorporated herein by reference